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                                                                    EXHIBIT 10.1

                            DEALER MANAGER AGREEMENT

                                                                   June 10, 2004

BMO Nesbitt Burns Inc.
Harris Nesbitt Corp.
c/o BMO Nesbitt Burns Inc.
1 First Canadian Place
4th Floor, P.O. Box 150
Toronto, Ontario  M5X 1H3
Attention:  Peter Collibee

Dear Peter:

         1. General. Golden Star Resources Ltd., a Canadian corporation (the "COMPANY"), plans to make a take-over bid in Canada and concurrent tender offer in the United States (the "OFFER") for all of the outstanding common shares (the "SECURITIES") of IAMGold Corporation ("IAMGOLD") for consideration consisting of
1.15 common shares of the Company (the "COMPANY SHARES") for each Security, on the terms and subject to the conditions set forth in the Offer to Purchase and Circular filed with the Ontario Securities Commission (the "OSC") on the date hereof and attached hereto as Exhibit A (as amended, the "OFFER TO PURCHASE"), the Preliminary Prospectus dated June 9, 2004 and attached hereto as Exhibit B (and as amended or supplemented from time to time prior to effectiveness of the Registration Statement (as defined below), the "PRELIMINARY PROSPECTUS"), and the related Letter of Acceptance and Transmittal (the "LETTER OF TRANSMITTAL") dated June 9, 2004 and attached hereto as Exhibit C. The Company also intends to solicit proxies from IAMGold shareholders to vote against the proposed arrangement between IAMGold and Wheaton River Minerals Ltd. (the "Proxy Solicitation"). The schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

         The following materials to be used by the Company in connection with the Offer, as any of them may be amended, modified or supplemented from time to time, are collectively referred to herein as the "OFFER MATERIAL":

                  (a) The Offer to Purchase;

                  (b) The Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "COMMISSION") on June 10, 2004, in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 ACT") relating to the Offer and the issuance of the Company Shares in connection therewith. As used in this agreement (the "DEALER MANAGER AGREEMENT" or this "AGREEMENT"), the term "REGISTRATION STATEMENT" means such registration statement, including all exhibits, financial statements, schedules or other information included or incorporated by reference therein, when it becomes effective under the 1933 Act, and as amended or supplemented from time to time;

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                  (c) The Company's Prospectus relating to the Offer and the
         Company Shares to be issued in connection therewith. As used in this Agreement, the term "PROSPECTUS" means (i) any prospectus, as amended or supplemented on or prior to the Acceptance Date (as defined below) (including, but not limited to, the Preliminary Prospectus) that the Company uses, prepares, files, distributes or approves in writing which is used to solicit tenders of Securities to the Offer, or (ii) after the effectiveness of the Registration Statement, the prospectus, if any, filed with the Commission pursuant to Rule 424(b) under the 1933 Act, in the form it was first filed, provided that such prospectus was used to solicit tenders of Securities to the Offer on or prior to the Acceptance Date (as defined below). All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated, or deemed to be incorporated, by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules incorporated, or deemed to be incorporated, by reference therein pursuant to Form S-4 under the 1933 Act, as of the effective date of the Registration Statement or the date of the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1934 ACT") and so incorporated, or deemed to be incorporated, by reference (such incorporated documents, financial statements and schedules being herein called the "INCORPORATED DOCUMENTS"). For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  (d) The Schedule 14D-1F (the "SCHEDULE 14D-1F") filed or to be filed by the Company with the Commission pursuant to Rule 14d-1 under the 1934 Act and all amendments to the Schedule 14D-1F (each an "AMENDMENT" and, collectively, the "AMENDMENTS") and the Letter of Transmittal.

                  (e) Any other documents or materials whatsoever (including newspaper announcements and press releases) relating to the Offer that are distributed or made available to the public or the holders of the Securities by or at the direction of the Company in connection with the Offer.

         2. Engagement as Dealer Manager and Dissident Proxy Solicitor.. (a) The Company hereby retains BMO Nesbitt Burns, Inc. in Canada, and Harris Nesbitt Corp., in the United States, to (i) act as the dealer manager with respect to the Offer (together, the "DEALER MANAGER") and to form and manage a group (together with the Dealer Manager, the "SOLICITING DEALER GROUP") consisting of members of the Investment Dealers Association of Canada and the Toronto Stock Exchange, or of the National Association of Securities Dealers, to act as


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soliciting dealers with respect to the Offer (each a "SOLICITING DEALER") and
(ii) assist the Company with the Proxy Solicitation (together, the "Dissident Proxy Solicitor"). On the basis of the representations and warranties and agreements of the Company herein contained and subject to and in accordance with the terms and conditions hereof and of the Offer Material, you hereby agree to act as Dealer Manager in connection with the Offer and Dissident Proxy Solicitor in connection with the Proxy Solicitation and in connection therewith, you shall act in accordance with your customary practices and shall perform those services in connection with the Offer and Proxy Solicitation that are customarily performed by investment banking firms in connection with acting as a dealer manager of take-over bids or exchange offers of a like nature and a dissident proxy solicitor, including, but not limited to, soliciting tenders pursuant to the Offer and communicating generally regarding the Offer and Proxy Solicitation with brokers, dealers, commercial banks and trust companies and other persons, including the holders of the Securities. The Soliciting Dealers will, on behalf of the Company, use their reasonable efforts to solicit shareholders of IAMGold to tender their Securities to the Offer and vote their Securities in the Proxy Solicitation and are hereby authorized by the Company to make favorable recommendations as to the Offer and Proxy Solicitation, by publication or other appropriate oral, electronic or written communication provided that each such publication or communication is made in accordance with the applicable securities legislation, regulations, rules, policy statements, rulings, orders and published notices of the securities regulatory authorities in Canada and the United States and the applicable rules, by-laws and policies of applicable stock exchanges (collectively, the "SECURITIES LEGISLATION").

         (b) Neither the Dealer Manager nor any Soliciting Dealer will be required to perform services except where lawfully licensed or registered to so do, or pursuant to applicable exemptions from licensing and registration under applicable law. Subject to the Securities Legislation, the Dealer Manager shall be entitled to trade as agent for other parties, but not as principals, in the securities of the Company and IAMGold and to otherwise advise its clients in accordance with its duties to such clients.

         (c) The Dealer Manager agrees to conduct the solicitation and to perform the other services hereunder in accordance with the Securities Legislation and the terms hereof and to obtain the agreement of each Soliciting Dealer to conduct the solicitation and perform its services in accordance with the Securities Legislation; provided, however, that the Dealer Manager will not be responsible for the actions of any other Soliciting Dealer, as each will be responsible for its own actions.

         (d) The Dealer Manager agrees not to solicit or otherwise communicate in respect of the Offer or Proxy Solicitation in any jurisdiction where, or from any person in respect of which, the Offer is expressed to be excluded or not made.

         (e) The Company acknowledges and agrees that the Dealer Manager has been retained hereunder to act solely as Dealer Manager and Dissident Proxy Solicitor. In such capacity, the Dealer Manager shall act hereunder as an independent contractor and shall not be deemed the agent or fiduciary of the Company or any of its affiliates, equity holders or creditors or of any other person, and any of the duties of the Dealer Manager arising out of the Dealer Manager's engagement pursuant to this Agreement shall be owed solely to the Company. None of the Soliciting Dealers (including the Dealer Manager) shall be liable to the Company, its


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affiliates, equity holders or creditors or to any other person for any act or omission on the part of, and shall not be deemed to be the agent or fiduciary of, any broker or dealer, commercial bank or trust company other than such Soliciting Dealer and no such broker or dealer, commercial bank or trust company shall be deemed to be acting as the agent or fiduciary any of the Soliciting Dealers. Nothing contained in this Agreement shall constitute any of the Soliciting Dealers (including the Dealer Manager) a partner of or joint venturer with the Company.

         (f) The Dealer Manager shall not be subject to any loss, claim, damage, liability or expense owed to the Company or any of the Company's affiliates or subsidiaries for any act or omission on the part of any broker or dealer in securities (other than the Dealer Manager), bank, trust company, nominee or any other person, and the Dealer Manager shall not be liable for (i) its own acts or omissions in performing its obligations as Dealer Manager or Dissident Proxy Solicitor, or (ii) for any loss, claim, damage, liability or expense incurred by any person in connection with the Dealer Manager performing its obligations as Dealer Manager or Dissident Proxy Solicitor hereunder, except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted directly from any such acts or omissions undertaken or omitted to be taken by the Dealer Manager through its negligence or willful misconduct. In soliciting or obtaining tenders of Securities or votes in the Proxy Solicitation, the Company hereby acknowledges that the Dealer Manager is and will be acting as an independent contractor and shall not be deemed to be acting as the agent of the Company or as the agent of any broker, dealer, bank, trust company, nominee or other person and no broker, dealer, bank, trust company, nominee or other person shall be deemed to be acting as the agent of the Dealer Manager or any of its subsidiaries or affiliates.

         3. Solicitation Material, Withdrawal. The Company agrees to furnish each Soliciting Dealer with as many copies as you may reasonably request of any Offer Material. The Company will, in a timely manner, provide the Dealer Manager with a duplicate list of the names and addresses of the registered shareholders of IAMGold and The Canadian Depository for Securities Limited participant list, in such form(s) as are in the possession of the Company. The Company agrees that, within a reasonable time prior to using any Offer Material, it will submit copies of such material to you and will not use or publish any such material without your comment. During the term of the Offer and so long as the Registration Statement shall be effective, the Company shall inform you promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any change in any Offer Material then being used or that would affect the accuracy or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

         In the event that (i) the Company uses or permits the use of any Offer Material (a) that has not been submitted to you and your counsel for comment, or
(b) that has been so submitted and with respect to which you or your counsel have made comments, but which comments have not resulted in a response reasonably satisfactory to you to reflect such comments, (ii) the Company shall have breached any of its representations, warranties, agreements, obligations or covenants contained herein, (iii) there shall have occurred any material adverse change in the business or operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"), that, in your judgment, makes it impracticable or inadvisable to carry out the Offer, the exchange of Securities pursuant thereto or the performance of this Agreement, (iv) the



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Offer is terminated or withdrawn for any reason or (v) any stop order, restraining order, injunction or denial of an application for approval has been issued in connection with the Offer and not thereafter stayed or vacated or any proceeding, litigation or investigation in connection with the Offer has been initiated, that, in either case in your judgment, makes it impracticable or inadvisable to carry out the Offer, the exchange of Securities pursuant thereto or the performance of this Agreement, then in any such case you shall be entitled to withdraw as a Dealer Manager, by providing written notice of such withdrawal to the Company, without any liability or penalty to you or any Personnel (as defined in Schedule I hereto) and without loss of any right to the payment of all expenses payable in accordance with Section 5 hereunder which have been incurred by you to the date of such withdrawal. If you withdraw as Dealer Manager in accordance with the foregoing provision, the reimbursement for your expenses through the date of such withdrawal shall be paid to you promptly after such date. Notwithstanding anything contained in this Agreement to the contrary, the Company may, in its discretion, carry out the Offer after your withdrawal as Dealer Manager, provided that the Company (y) amends or supplements the Offer Material to disclose that you have withdrawn as Dealer Manager and (z) utilizes a means reasonably calculated to reach holders of the Securities to inform them of such withdrawal.

         4. Compensation. The Company shall not pay the Dealer Manager any additional professional fees for forming and managing the Soliciting Dealer Group or for acting as the Dissident Proxy Solicitor.

         5. Expenses. The Company agrees to pay all of your reasonable out-of-pocket costs and expenses (including legal fees and GST) incurred in connection with your service as Dealer Manager and Dissident Proxy Solicitor. The Company agrees that it will pay all of the following expenses related to the
Offer: (i) all fees and expenses relating to the preparation, printing, mailing and publishing of the Offer Material, including the cost of preparation and filing of the Registration Statement and any amendment thereto and Schedule 14D-1F and any Amendments thereto, (ii) all fees and expenses of the Company's counsel and accountants and of the information agent, (iii) all advertising charges, (iv) all fees and expenses of any depositary, transfer agent or other person rendering services in connection with the Offer, (v) mailing and handling expenses incurred by brokers and dealers (including you), commercial banks, trust companies and other nominees in forwarding the Offer Material to their customers, (vi) the cost of the preparation, issuance and delivery of the Company Shares, including any and all transfer and other taxes payable thereon, except as otherwise stated in the Letter of Transmittal, (vii) all expenses in connection with the qualification of the Company Shares for offer and delivery,
(viii) all costs and expenses incident to the additional listing of the Company Shares on the American Stock Exchange and the Toronto Stock Exchange and (ix) all other costs and expenses (including taxes and GST) incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. All payments to be made by the Company to or on behalf of the Dealer Manager pursuant to this Section 5 shall be made promptly after the expiration or termination of the Offer or withdrawal by you from acting as Dealer Manager in accordance with Section 3 or, if later, promptly after the related fees or expenses accrue and are invoiced. The Company shall perform its obligations set forth in this Section 5 whether or not the Offer is commenced or the Company acquires any Securities pursuant to the Offer or otherwise.



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         6. Depositary. The Company has appointed CIBC Mellon Trust Company (the
"DEPOSITARY") to act as its Depositary. The Company will instruct the Depositary to provide, from time to time, designated employees of the Dealer Manager with such timely information as the Dealer Manager may reasonably request as to the number of Securities that have been tendered and received by the Depositary and the names of holders of such Securities, including a list in writing (as soon as practicable) of the names and addresses of the Soliciting Dealers whose names have been designated in the appropriate space on the Letter of Transmittal delivered to the Depositary or to the Company in accordance with the instructions on the Letter of Transmittal enclosed with the Offer Material and the number of Securities as to which each Soliciting Dealer was so designated.

         7. Representations, Warranties and Certain Agreements of the Company. The Company represents and warrants to the Dealer Manager, and agrees with the Dealer Manager, as of the date hereof, as of the date of commencement of the Offer (the "COMMENCEMENT DATE") and as of the date on which the Securities are accepted by the Company pursuant to the Offer (the "ACCEPTANCE Date") (unless another date is specifically referenced in which case the representation and warranty shall speak as of such date) as set forth on Schedule II provided, however, that, if the representations and warranties set forth on Schedule II are not true and correct as of the Acceptance Date, the Dealer Manager may withdraw as Dealer Manager in accordance with the second paragraph of Section 3.

         8. Additional Agreements. (a) The Company shall notify you immediately and, if requested, shall notify you in writing of (i) when the Registration Statement has become effective and when any Prospectus is mailed (or otherwise sent) for filing pursuant to Rule 424 under the 1933 Act, (ii) the receipt of any comments from the Commission or the OSC, (iii) any request by the Commission or the OSC for any amendment to the Registration Statement, the Offer to Purchase or any amendment or supplement to the Prospectus or for additional information, (iv) the filing of any post-effective amendment to the Registration Statement, (v) the issuance by the Commission or the OSC of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Preliminary Prospectus or any Offer Material, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, (vi) the occurrence of any event that could cause the Company to withdraw or terminate the Offer or would permit the Company to exercise any right not to accept tendered Securities, (vii) any proposal or requirement to make, amend or supplement any other Offer Material, (viii) the commencement of any material litigation or the issuance of any order or the taking of any other action by any administrative or judicial tribunal or other governmental agency or instrumentality concerning the Offer (and, if in writing, will furnish you a copy thereof), (ix) the issuance by any provincial or state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Company Shares under state securities or blue sky laws or the initiation or threatening of any proceeding for that purpose, (x) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would reasonably be expected to (a) cause the Company to amend, withdraw or terminate the Offer, (b) cause any representation or warranty contained in this Agreement to be untrue or inaccurate, or (c) permit the Company to exercise any right not to exchange the Securities tendered under the Offer (and


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the Company will so advise you before such rights are exercised) and (xi) any other information relating to the Offer which you may from time to time reasonably request.

         The Company agrees that if any event occurs or condition exists as a result of which the Offer Material would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances existing when the Offer Material is delivered to a holder of Securities, not misleading, or if, in the opinion of the Company, after consultation with you, it is necessary at any time to amend or supplement the Offer Material to comply with applicable law, the Company shall immediately notify you, prepare an amendment or supplement to the Offer Material that will correct such statement or omission or effect such compliance and supply such amended or supplemented Offer Material to you.

         (b) The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, will make every reasonable effort to obtain the lifting thereof at the earliest possible moment.

         The Company will file promptly all reports or information statements required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Preliminary Prospectus and for so long as the delivery of a prospectus is required in connection with the Offer. The Company will promptly file with the Commission on the Commencement Date a Schedule 14D1-F and will promptly file as required any and all necessary Amendments.

         (c) On the Commencement Date, the Company will cause to be delivered to each registered holder of the Securities, as soon practicable, a copy of the Preliminary Prospectus and Letter of Transmittal and all other appropriate Offer Material. Thereafter, to the extent practicable until the expiration or termination of the Offer, the Company will use all reasonable efforts to cause copies of such material to be mailed to each person who becomes a registered holder of any Company Shares.

         (d) The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act regulations), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish you with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which you shall reasonably object, but nothing herein shall prevent the Company from complying with applicable law.

         (e) The Company has furnished or will deliver to you, without charge, one signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates


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of experts, and will also deliver to you, without charge, as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as you may reasonably request. The Company further agrees that the Registration Statement and each amendment thereto furnished to you will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (f) The Company will deliver to you, without charge, as many copies of the Prospectus and the other Offer Materials as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act and as contemplated hereunder. The Company will furnish to you, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus and the other Offer Materials as you may reasonably request. The Company further agrees that the Prospectus and the other Offer Materials and any amendments or supplements thereto furnished to you will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (g) The Company will comply with the 1933 Act and the 1934 Act so as to permit the completion of the distribution of the Company Shares as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with the distribution of the Company Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Company, to amend the Registration Statement in order that the Registration Statement and the other Offer Materials will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a holder of Securities, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to the terms of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to you, without charge, such number of copies of such amendment or supplement as you may reasonably request.

         (h) The Company will use all reasonable efforts to qualify the Company Shares for offering and sale under the applicable securities laws of such states of the United States and in such provinces of Canada as you and the Company may reasonably designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.


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         (i) The Company will not, directly or indirectly, distribute the Offer
Material to any holder of Securities in or from any jurisdiction outside the United States or Canada, or otherwise extend the Offer to any holder of Securities residing in any jurisdiction outside the United States, except under circumstances that will result in compliance with the applicable laws and regulations of such jurisdiction.

         9. Documentary Covenants. (a) The Company covenants that it shall, within three business days of the Commencement Date, deliver or cause to be delivered to you each of (i) the signed opinion, dated within three business days of the Commencement Date, of Davis Graham & Stubbs LLP, which opinion shall address the matters contemplated by Rule 10b-5 under the 1934 Act in form and substance satisfactory to you, (ii) a certificate of the Treasurer or Assistant Treasurer of the Company and the chief financial officer or chief accounting officer of the Company, dated as of the Commencement Date, to the effect that, since the date of the most recent financial statements included in the Registration Statement and the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries taken as a whole (other than as set forth in the Prospectus).

         (b) Unless you have previously withdrawn as Dealer Manager, the Company covenants that it shall, on the Acceptance Date, deliver or cause to be delivered to you each of the documents listed in clauses (i) through (v) below and that it will not accept Securities tendered pursuant to the Offer unless on such Acceptance Date: (i) the Company shall have delivered or caused to be delivered to you the signed opinions, dated the Acceptance Date, of Davis Graham & Stubbs LLP and Fasken Martineau DuMoulin LLP, counsel for the Company, in form and substance reasonably satisfactory to you, which opinions shall, in the case of Davis Graham & Stubbs LLP only, include, for certainty and without limitation, a statement addressing the matters contemplated by Rule 10b-5 under the 1934 Act, (ii) the Company shall have delivered or caused to be delivered written evidence that the Company Shares are duly authorized for listing on the America Stock Exchange and the Toronto Stock Exchange, (iii) the Company shall have delivered or caused to be delivered to you a certificate of the Treasurer of the Company and the chief financial officer or chief accounting officer of the Company, dated as of the Acceptance Date, to the effect that (w) since the date of this Agreement, there has been no material adverse change, or any development or event involving a prospective material adverse change, in the condition, financial or otherwise, or in the results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising from the ordinary course of business (other than as set forth in the Prospectus), (x) the Company's representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Acceptance Date, and (y) the Company has complied with all agreements and taken all actions to be performed or satisfied by the Company pursuant to this Agreement at or prior to the Acceptance Date, and (z) the Registration Statement has been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission, (iv) the Company shall have delivered or caused to be delivered to you a certificate, dated the Acceptance Date, of the Secretary of the Company in form and substance reasonably satisfactory to you, (v) the Company shall have delivered or have caused to be delivered to you a letter from PriceWaterhouseCoopers LLP, dated as of the Acceptance Date, to

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the effect that PriceWaterhouseCoopers LLP reaffirms the statements made in the letter furnished pursuant to subsection (a)(iv) of this Section 9, except that the specified date referred to shall be a date not more than three business days prior to the Acceptance Date and (vi) there shall not be any reasonable likelihood that the acceptance for exchange of the outstanding Securities pursuant to the Offer will cause the outstanding Securities to be de-listed from the American Stock Exchange or the Toronto Stock Exchange for any reason.

         10. Confidentiality of Information. The Dealer Manager will keep and cause each of its directors, officers, employees, agents and advisors to keep strictly confidential and will use only for the purpose of performing its obligations hereunder all information, whether written or oral, acquired from the Company, its agents and advisors in connection with the Dealer Manager's work hereunder (collectively "Information") except information that (i) is or becomes generally available to the public (other than as a result of disclosure by the Dealer Manager), (ii) was in the possession of the Dealer Manager on a non-confidential basis prior to its disclosure by the Company, (iii) becomes available to the Dealer Manager on a non-confidential basis from a person other than the Company who, to the knowledge of the Dealer Manager, is not bound by a confidentiality agreement with the Company or otherwise prohibited from transferring such information to the Dealer Manager, (iv) the Company agrees may be disclosed or (v) the Dealer Manager is required by law, regulation, legal process or regulatory authority to disclose. If we are required by legal process or otherwise requested to disclose any Information, the Dealer Manager will provide the Company with prompt notice of such request or requirement, so that the Company may seek an appropriate protective order or waive compliance with this requirement. In the event such protective order is not obtained, the Company agrees that such disclosure may be made without liability hereunder.

         Notwithstanding anything to the contrary set forth in the previous paragraph, the Dealer Manager and its affiliates shall at all times be entitled to retain all Information and to use it without liability to the Company, (i) in carrying out its legal and contractual obligations as the Dealer Manager for the Offer or as underwriter or placement agent in any subsequent public offering or private placement of securities of the Company and (ii) to assert any defenses available under the various securities laws, including, without limitation, "due diligence" defenses. Furthermore, if the Dealer Manager or any of its affiliates participates as an underwriter or placement agent in a public offering or private placement of securities of the Company or any affiliate of the Company, the term "Information" shall not include any information that is required to be stated in the prospectus, registration statement or other offering document or is necessary to make the statements therein not misleading.

         11. Indemnification and Contribution. The Company agrees to indemnify the Dealer Manager and any of the Soliciting Dealers and certain other parties in accordance with Schedule I, attached hereto which schedule forms a part of this Agreement and the consideration for which is the entering into of this Agreement. Such indemnity shall be in addition to, and not in substitution for, any liability at law, in equity or otherwise, which the Company or any other party may have to the Dealer Manager or to the other parties to such indemnity.

         12. Survival of Indemnities, Representations, Warranties, Etc. The indemnity and contribution agreements contained in Schedule I, the provisions of Sections 2(b), (e) and (f), 4 and 5 and the representations and warranties of the Company set forth in this Agreement

(including the schedules thereto) shall remain operative and in full force and effect, regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of the Company or NBI (as defined in Schedule I) or its Personnel (as defined in Schedule I) and
(iii) any withdrawal by you pursuant to Section 3.

         13. Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the agreements contained herein is not affected in any manner adverse to any party. Upon such determination that any term or provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the agreements contained herein may be performed as originally contemplated to the fullest extent possible.

         14. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15. Parties In Interest. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, the Dealer Manager, NBI (as defined in Schedule I), the Personnel (as defined in Schedule I) and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

         16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE PARTIES HEREBY IRREVOCABLY ATTORN TO THE JURISDICTION OF THE COURTS OF THE PROVINCE OF ONTARIO.

         17. References to the Dealer Manager. The Company agrees that any reference to the Dealer Manager in the Registration Statement, Prospectus or Offer Material, or in any other release or communication relating to the Offer, is subject to your prior approval, which approval shall not be unreasonably withheld.

         18. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:

         (a)      If to the Dealer Manager:

                  BMO Nesbitt Burns Inc.
                  1 First Canada Place
                  4th Floor, P.O. Box 150
                  Toronto, Ontario M5X 1H3
                  Attention:  Peter Collibee
                  Tel:  (416) 359-8309
                  Fax:  (416) 359-4459

                  and

         (b)      If to the Company:

                  Golden Star Resources Ltd.
                  10901 W. Toller Drive, Suite 300
                  Littleton, CO  80127-6312
                  Attention: Allan Marter
                  Tel:  (303) 894-4631
                  Fax:  (303) 830-9094

         19. Securities Positions. The Company acknowledges that it has no objection to the fact that, in the course of trading activities, the Dealer Manager may from time to time have positions in, and buy or sell securities of, the Company and IAMGold.

         20. Tombstone. You may place an announcement in such newspapers and periodicals as you may choose, stating that the Dealer Manager is acting or has acted as exclusive dealer manager to the Company in connection with the Offer. Any such announcement shall be at your sole option and expense and subject to the reasonable approval of the Company.

         21. Waiver of Right to Trial by Jury and Applicable Law. The Dealer Manager and the Company each waive any right to trial by jury in any action, claim, suit or proceeding with respect to the engagement of the Dealer Manager hereunder.

         22. Miscellaneous. The descriptive headings contained in this Agreement are incorporated for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         23. Entire Agreement; Amendment. This Agreement supersedes all prior agreements and undertakings, both written and oral, of the parties hereto, or any of them, with respect to the subject matter hereof and constitute the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be waived, amended or modified except in writing signed by each party to be bound hereby. For the avoidance of doubt, this Agreement shall not be construed to supersede the Engagement Letter dated as of April 12, 2004 between the Company and BMO Nesbitt Burns Inc.

                            [SIGNATURE PAGES FOLLOW]

         Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter shall constitute a binding agreement among us.

                                           Very truly yours,

                                           GOLDEN STAR RESOURCES LTD.

                                           By: /s/ Allan J. Marter
                                              ----------------------------------
                                              Name: Allan J. Marter
                                              Title: Senior Vice President and
                                              Chief Financial Officer

Accepted as of the date first above written:

BMO NESBITT BURNS INC.

By: /s/ Ilias Konstantopoulos
    --------------------------------
    Name: Ilias Konstantopoulos
    Title: Managing Director

HARRIS NESBITT CORP.

By: /s/ Michael G. Zeiss
    --------------------------------
    Name: Michael G. Zeiss
    Title: Managing Director

                                   SCHEDULE I

GOLDEN STAR RESOURCES LTD. (the "Indemnitor") hereby agrees to indemnify and hold BMO Nesbitt Burns Inc., Harris Nesbitt Corp. and/or any of their respective subsidiary or affiliated companies (hereinafter collectively referred to as "NBI") and each and every of the directors, officers, employees, agents and shareholders of NBI (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses, claims, actions, damages or liabilities, joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against NBI) to which NBI and/or its Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services by NBI or its Personnel in connection with the matters referred to in the attached letter agreement, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(i) NBI or its Personnel have been negligent or dishonest or have committed any fraudulent act in the course of such performance; and

(ii) the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, dishonesty or fraud referred to in (i).


If in connection with any legal proceeding, for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to NBI or insufficient to hold it harmless (other than in accordance with the terms hereof), then the Indemnitor shall contribute to the amount paid or payable by NBI as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and NBI on the other hand but also the relative fault of the Indemnitor and NBI, as well as any relevant equitable considerations provided that the Indemnitor shall in any event contribute to the amount paid or payable by NBI as a result of such expense, loss, claim, damage or liability any excess of such amount over the amount of the fees received by NBI pursuant to the attached letter agreement.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or NBI or if governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or NBI and Personnel of NBI shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered by NBI and/or its Personnel in connection with the matters referred to in the attached letter agreement, NBI shall have the right to employ their own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable and out-of-pocket expenses incurred by its Personnel in connection therewith shall be paid by the Indemnitor as they occur.

Promptly after receipt of notice of the commencement of any legal proceeding against NBI or any of its Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, NBI and/or its Personnel will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed unless precluded from doing so by law or court order.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of NBI and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, NBI and any of its Personnel of NBI. The foregoing provisions shall survive the completion of professional services rendered under the attached letter agreement or any termination of the authorization given by the attached letter of agreement. This agreement shall be governed and construed in accordance with the laws in force in the Province of Ontario.

/s/ Ilias Konstantopoulos      for BMO Nesbitt Burns Inc.
----------------------------

/s/ Michael G. Zeiss           for Harris Nesbitt Corp.
----------------------------

/s/ Allan J. Marter            for Golden Star Resources Ltd.
----------------------------

                                   SCHEDULE II

                      REPRESENTATIONS AND WARRANTIES OF GSC



DEFINITIONS
-----------

         The following terms shall have the following meanings in this Schedule
II:

"Agreement" means the Dealer Manager Agreement, dated June 10, 2004, between GSC, BMO Nesbitt Burns Inc. and Harris Nesbitt Corp., to which this Schedule II is attached.

"Circular" means the Offer to Purchase all of the outstanding common shares of IAMGold Corporation, including all Schedules dated June 9, 2004 relating to the Exchange Offer.

"Closing Date" means the consummation of the Exchange Offer on July 16, 2004 or at such other time and/or such other date as GSC and the Dealer Manager may agree upon.

"Dealer Manager" means BMO Nesbitt Burns Inc. in Canada and Harris Nesbitt Corp. in the United States.

"Exchange Offer" means the exchange offer by GSC of all of the outstanding common shares of IAMGold Corporation for consideration of 1.15 GSC common shares for each IMG common share.

"Exchanges" means the Toronto Stock Exchange ("TSX") and the American Stock Exchange ("AMEX").

"GSC" means Golden Star Resources Ltd.

"Incorporated Documents" means any documents, financial statements and schedules incorporated, or deemed to be incorporated, by reference in the Offer Documents.

"Material Adverse Effect" means any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of GSC and its subsidiaries taken as a whole.

"Material Fact" and "Misrepresentation" have the respective meanings ascribed thereto under the Securities Legislation.

"Material Subsidiaries" means the entities set out in Exhibit A in which GSC holds the types and percentages of securities or other ownership interests therein set forth.

"NI 44-101" means National Instrument 44-101 of the Canadian Securities Administrators.

"Offer Documents" means the Registration Statement, Prospectus, Circular and the Letter of Transmittal, including all amendments or supplements thereto, and including the Incorporated Documents.

"Prospectus" means the preliminary prospectus and prospectus filed as part of the Registration Statement, including all amendments and supplements thereto.

"Qualifying Provinces" means the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, Quebec and Newfoundland and Labrador.

"Registration Statement" means the registration statement on Form S-4, including all amendments or supplements thereto, relating to the Exchange Offer.

"SEC" means the United States Securities and Exchange Commission.

"Securities Legislation" means the applicable securities legislation, regulations, rules, policy statements, rulings, orders and published notices of the securities regulatory authorities in Canada and the United States and the applicable rules, by-laws and policies of applicable stock exchanges.

"Soliciting Dealer" means a member of the Soliciting Dealer Group.

"Soliciting Dealer Group" means those members of the Investment Dealers Association of Canada and the Toronto Stock Exchange, selected by the Dealer Manager to be a Soliciting Dealer in connection with the Exchange Offer, including BMO Nesbitt Burns Inc.

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.


REPRESENTATIONS AND WARRANTIES OF GSC
-------------------------------------

         GSC hereby represents and warrants, intending that the same may be relied upon by the Dealer Manager and each Soliciting Dealer, that:

(a) each of GSC and the Material Subsidiaries has been duly incorporated, continued or amalgamated and organized and is validly existing under the laws of its jurisdiction of incorporation, continuance or amalgamation and has all requisite corporate power and authority to carry on its business as now conducted and as contemplated by the Offer Documents, and to own, lease and operate its properties and assets, and GSC has all requisite power and authority to carry out its obligations under the Agreement;

(b) the only material operating subsidiaries of GSC are listed in Exhibit A;

(c) GSC or one of its Material Subsidiaries owns the issued and outstanding shares of each of the Material Subsidiaries as set out in Exhibit A, in each case free and clear of any pledge, lien, security interest, charge, claim or encumbrance other than as described in the Offer Documents;

(d) GSC is a reporting issuer or the equivalent in each of the Qualifying Provinces and in the United States and GSC is not in default of any of the requirements of the Securities Legislation;

(e) the Exchange Offer will be executed in compliance with the Securities Legislation, and the Offer Documents, including any and all amendments and supplements thereto, have been prepared in conformity with and comply in all material respects with the requirements of the Securities Legislation and do not contain, and will not contain, with respect to all information regarding the Company, and to the actual knowledge of the Company with respect to information regarding IAMGold Corporation, any Misrepresentation or any untrue statement of a Material Fact or material fact or omit to state a Material Fact or material fact required to be stated therein or necessary to make any statement therein, in light of the circumstances under which it is made, not misleading;

(f) no order, ruling or determination having the effect of ceasing, suspending or restricting trading in any securities of GSC or the sale of the GSC common shares has been issued and no proceedings, investigations or inquiries for such purpose are pending or, to GSC's knowledge, threatened;

(g) GSC's common shares are, and the GSC common shares to be issued in the Exchange Offer will be, posted and listed for trading on the Exchanges and GSC is not in default in any material respect of any of the listing requirements of the Exchanges;

(h) other than the Exchange Offer and options under GSC's stock option plans, GSC is not a party to and has not entered into any agreement, warrant, option, right or privilege reasonably capable of becoming an agreement, for the purchase, subscription or issuance of any GSC common shares or securities convertible into or exchangeable for GSC common shares other than as set out in Exhibit B;

(i) as at June 2, 2004, the authorized share capital of GSC consisted of an unlimited number of common shares and an unlimited number of first preferred shares, of which 138,646,013 common shares and no first preferred shares are issued and outstanding;

(j) GSC and each of the Material Subsidiaries have conducted and are conducting their respective businesses in compliance with all applicable laws, rules, regulations, tariffs, orders and directives, including without limitation, all laws, regulations and statutes relating to mining and to mining claims, concessions or leases, and environmental, health and safety laws, rules, regulations, or policies or other lawful requirements of any governmental or regulatory bodies having jurisdiction over GSC and the Material Subsidiaries in each jurisdiction in which GSC or the Material Subsidiaries carries on their respective businesses, other than those in respect of which the failure to comply would not individually or in the aggregate be material. Each of GSC and the Material Subsidiaries holds all certificates, authorities, permits, licenses, registrations and qualifications (collectively, the "Authorities") in all jurisdictions in which each carries on its business and which are material for and necessary or desirable to carry on their respective businesses as now conducted. To the best of GSC's knowledge, information and belief all the Authorities are valid and existing and in good standing and none of the Authorities contain any burdensome term, provision, condition or limitation which has or is likely to have any material adverse effect on the business of GSC and the Material Subsidiaries (taken as a whole) as now conducted or as proposed to be conducted. Neither GSC nor any of the Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of any of the Authorities which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business, operations, financial condition, or income of GSC or the Material Subsidiaries (taken as a whole) or any notice of the revocation or cancellation of, or any intention to revoke or cancel, any of the mining claims, concessions or leases comprising:

                  (i) the Bogoso/Prestea property;

                  (ii) the Mampon property;

                  (iii) the Paul Isnard property;

                  (iv) the Prestea Underground property;

                  (v) the Yaou and Dorlin properties; and

                  (vi) the Wassa property.

         The properties specified in (i), (ii), (iv) and (vi) above are referred to, collectively, as the "Resource Properties" and each such property, other than the Mampon property, is as described in the Form 10-K of GSC dated February 3, 2004. The Resource Properties are material properties to the Company.

(k) all interests in the Resource Properties and other material assets are owned, leased or held by GSC or its Material Subsidiaries as owner or lessee thereof, are so owned with good and marketable title or are so leased with good and valid title, are in good standing, are valid and enforceable, are free and clear of any liens, charges or encumbrances and no royalty is payable in respect of any of them, except as set out in the Offer Documents or as are not individually or in the aggregate material to GSC or Material Subsidiaries, or other than as would not have a material effect on the value of such interests; no other material property rights are necessary for the conduct or intended conduct of GSC's or the Material Subsidiaries' business and there are no restrictions on the ability of GSC or the Material Subsidiaries to use, transfer or otherwise exploit any such property rights, except as set out in the Offer Documents;

(l) GSC and its Material Subsidiaries are in material compliance with all material terms and provisions of all contracts, agreements, indentures, leases, instruments and licenses material to the conduct of its business and all such contracts, agreements, indentures, leases, policies, instruments and licenses are valid and binding in accordance with their terms and in full force and effect;

(m) to the best of GSC's knowledge, information and belief none of the real property (and the buildings constructed thereon) in which GSC or any of the Material Subsidiaries has a direct or indirect interest, whether leasehold or fee simple or otherwise (the "Real Property"), or upon or within which it has operations, is subject to any judicial or administrative proceeding alleging the violation of any federal, provincial, state or municipal environmental, health or safety statute or regulation, domestic or foreign, or is subject to any investigation concerning whether any remedial action is needed to respond to a release of any Hazardous Material (as defined below) into the environment. Except in material compliance with applicable environmental laws, neither GSC nor any Material Subsidiary nor, to GSC's knowledge, any occupier of the Real Property, has filed any notice under any federal, provincial, state or municipal law, domestic or foreign, indicating past or present treatment, storage or disposal of a Hazardous Material. Except in material compliance with applicable environmental laws, none of the Real Property has at any time been used by GSC or a Material Subsidiary or, to the best of GSC's knowledge, information and belief by any other occupier, as a waste storage or waste disposal site. Except as disclosed in the Offer Documents, GSC, on a consolidated basis, has no contingent liability of which it has knowledge in connection with any release of any Hazardous Material on or into the environment from any of the Real Property or operations thereon. Neither GSC nor any Material Subsidiary nor, to the best of GSC's knowledge, any occupier of the Real Property, generates, transports, treats, processes, stores or disposes of any waste on any of the Real Property in material contravention of applicable federal, provincial, state or municipal laws or regulations enacted for the protection of the natural environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or human health or wildlife. To GSC's knowledge, no underground storage tanks or surface impoundments containing a petroleum product or Hazardous Material are located on any of the Real Property in contravention of applicable federal, provincial, state or municipal laws or regulations, domestic or foreign, enacted for the protection of the natural environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), human health or wildlife. For the purposes of this Section (n), "Hazardous Material" means any contaminant, chemical, pollutant, subject waste, hazardous waste, deleterious substance, industrial waste, toxic matter or any other substance that when released into the natural environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) is likely to cause, at some immediate or future time, harm or degradation to the natural environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or risk to human health and, without restricting the generality of the foregoing, includes any contaminant, chemical, pollutant, subject waste, deleterious substance, industrial waste, toxic matter or hazardous waste as defined by applicable federal, provincial, state or municipal laws or regulations enacted for the protection of the natural environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or human health or wildlife;

(n) except as disclosed in the Offer Documents, GSC and each of its Material Subsidiaries maintain appropriate insurance against loss of, or damage to, their assets for all insurable risks on a repair, reinstatement or replacement cost basis, and all of the policies in respect of such insurance coverage are in good standing in all respects and not in default;

(o) the consolidated audited financial statements of GSC for its fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003 and the unaudited interim financial statements of GSC for the three months ended March 31, 2004 (collectively "GSC's Financial Statements"), copies of which are incorporated by reference in the Offer Documents, including any reconciliation of financial statements prepared in accordance with generally accepted accounting principles in Canada with generally accepted accounting principles in the United States, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of GSC on a consolidated basis for the periods then ended and GSC's Financial Statements have been prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis, and comply as to form in all material respects with the applicable accounting requirements of the U.S. Securities Act and the U.S. Exchange Act, as applicable, and the related published rules and regulations thereunder; the summary historical financial data of GSC contained within the caption "Summary Golden Star and IAMGold Historical and Pro Forma Financial Data" in the Prospectus fairly present in all material respects, on the basis stated in the Prospectus, the information included therein;

(p) the execution and delivery of and the performance by GSC of the Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of a sufficient number of GSC common shares to consummate the Exchange Offer, have been authorized by all necessary action on the part of GSC, all necessary corporate action has been taken or will have been taken prior to the Closing Date by GSC so that when any GSC common shares are issued and delivered by GSC as provided in the Offer Documents, such GSC common shares will be validly issued and outstanding as fully paid and non-assessable shares of GSC and the attributes of the GSC common shares conform in all material respects with the description thereof contained in the Offer Documents;

(q) the Agreement has been duly executed and delivered by GSC and constitutes a legal, valid and binding obligation of, and is enforceable against, GSC in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, the availability of equitable remedies and the qualification that rights to indemnity and waiver of contribution may be contrary to public policy);

(r) Since the respective dates as of which information is given in the Offer Documents, except as otherwise stated therein: (A) there has been no Material Adverse Effect in the business, affairs, operations, assets, liabilities or financial condition of GSC on a consolidated basis; (B) no material change reports or other documents have been filed on a confidential basis with any securities regulatory authorities in Canada and the United States; (C) there has been no transaction entered into by GSC or any of its subsidiaries and not disclosed in the Incorporated Documents which is material to GSC and its subsidiaries; (D) GSC and its Material Subsidiaries, on a consolidated basis, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; and (E) there has been no dividend or distribution of any kind declared, paid or made by GSC or, except for dividends paid to GSC or its Material Subsidiaries, any of its Material Subsidiaries, on any class of capital stock or repurchase or redemption by GSC or any of its Material Subsidiaries of any class of capital stock;

(s) all tax returns, reports, elections, remittances and payments of GSC and of its Material Subsidiaries required by law to have been filed (or are in the process of being prepared for filing, which delayed filing will not have a material adverse effect on GSC or its Material Subsidiaries) or made in any applicable jurisdiction, have been filed or made (as the case may be), other than for taxes being contested in good faith, or with respect to which the failure to file or make would not have a material adverse effect, either individually or in the aggregate, to GSC and the Material Subsidiaries and, to the knowledge of GSC, are substantially true, complete and correct and all taxes of GSC and of its Material Subsidiaries, in respect of which payment or accrual is required under applicable law, other than taxes being contested in good faith, have been so paid or accrued in GSC's financial statements;

(t) the GSC common shares are not "foreign property" for purposes of the Income Tax Act (Canada);

(u) there is no material action, suit, proceeding, investigation or judgment pending, or to GSC's knowledge threatened or outstanding against or affecting GSC or any Material Subsidiary (or their respective officers and directors) at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which is required to be disclosed in the Offer Documents (other than as stated therein either directly or by incorporation by reference) in accordance with Securities Legislation or which in any way materially adversely affects or may materially adversely affect the business, operations or condition of GSC or any Material Subsidiary (financial or otherwise) or its property or assets or which questions or may question the validity of the creation, issuance or sale, of the GSC common shares, the consummation of the Exchange Offer or any action taken or to be taken by GSC or any Material Subsidiary pursuant to or in connection with the Agreement or any other material contract to which GSC or any Material Subsidiary is a party, as the case may be;

(v) no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental agency or body or regulatory authority or under any applicable legislation is required for the creation, issue, sale and delivery (as the case may be) of the GSC common shares or the consummation by GSC of the transactions contemplated in the Agreement, other than (1) such as have been already obtained or as may be required under the U.S. Securities Act or U.S. Exchange Act or state or foreign securities laws, (2) the approval for listing of GSC common shares upon official notice of issuance from the Exchanges and (3) such as are required under applicable competition statutes and the Investment Canada Act.

(w) neither GSC nor any of GSC's officers, directors or affiliates has taken, and at the Closing Date will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the GSC common shares;

(x) neither GSC nor any Material Subsidiary (i) was a personal holding company within the meaning of Section 542 of the Internal Revenue Code of 1986, as amended (the "Code") (a "PHC"), a foreign personal holding company with the meaning of Section 542 of the Code (an "FPHC"), or a controlled foreign corporation with the meaning of Section 957 of the Code (a "CFC") for its taxable year ended December 31, 2003 or for any previous taxable year, or (ii) expects that it will constitute a PHC, a FPHC or a CFC for its current taxable year ending December 31, 2003;

(y) GSC (i) was not a passive foreign investment company (a "PFIC") within the meaning of section 1296 of the Code for its taxable year ended December 31, 2003 or for any previous taxable year and (ii) expects that it will not constitute a PFIC for its current taxable year ending December 31, 2004;

(z) CIBC Mellon Trust Company, at its principal office in Vancouver, has been duly appointed as the depositary, transfer agent and registrar for the GSC common shares;

(aa)     (i) The execution, delivery and performance by GSC of the Agreement,
         (ii) the making and consummation of the Exchange Offer by GSC (including but not limited to the issuance and delivery of GSC common shares thereunder), (iii) the obtaining and use by GSC of funds required in connection with the Exchange Offer, (iv) the use of the Offer Documents and the filing of the Registration Statement and the Prospectus, and any amendments or supplements thereto and (v) the consummation by GSC of the transactions contemplated by the Agreement and in the Offer Documents, in each case, do not and will not (y) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of GSC or any of its subsidiaries pursuant to, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which GSC or any subsidiary is a party or is bound or to which their property is subject (except for such conflicts, breaches, defaults, liens, charges, or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); or (z) violate (a) the provisions of the charter or by-laws (or other similar document) of GSC or any of its subsidiaries or (b) any law, statute, rule, regulation, judgment, order, writ or decree applicable to GSC or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over GSC or any of its subsidiaries or any of their assets, properties or operations, except in the case of clause
         (b), for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(bb) no Material Subsidiary of GSC is currently prohibited, directly or indirectly, from paying any dividends to GSC, from making any other distribution on such Material Subsidiary's capital stock, from repaying to GSC any loans or advances to such Material Subsidiary from GSC or from transferring any of such Material Subsidiary's property or assets to GSC or any other subsidiary of GSC, except as described in or contemplated by the Offer Documents (exclusive of any amendment or supplement thereto); and

(cc) GSC is not and, after giving effect to the issuance of the GSC common shares in connection with the Exchange Offer, will not be an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

                                    EXHIBIT A

                              MATERIAL SUBSIDIARIES

NAME                                        TYPE OF OWNERSHIP        PERCENTAGE
----------------------------------------    -----------------        ----------
Caystar Holdings (Cayman Islands)                 Shares                100%
Bogoso Holdings (Cayman Islands)                  Shares                100%
Bogoso Gold Limited (Ghana)                       Shares                90%
Prestea Underground JV (Ghana)                    Shares                81%
Wasford Holdings (Cayman Islands)                 Shares                100%
Wexford Goldfields Limited (Ghana)                Shares                90%
GSR Exploration Limited (Ghana)                   Shares                100%

-------------------------------------------------------------------------------

                                    EXHIBIT B

                   CONVERTIBLE SECURITIES AS OF JUNE 10, 2004


                     NUMBER OF COMMON
SECURITY         SHARES EXERCISABLE INTO              EXERCISE OR CONVERSION PRICE
------------     -----------------------     --------------------------------------------
Options                 5,463,472            Cdn$1.02 to Cdn$9.07
Warrants                12,493,649           Weighted average exercise price of U.S.$2.82
TOTAL                   17,957,121

-----------------------------------------------------------------------------------------